                                  EXHIBIT  4.3

                          INTERNATIONAL YOGURT COMPANY

                           1994 COMBINED INCENTIVE AND
                         NON-QUALIFIED STOCK OPTION PLAN


                                    ARTICLE I

                               PURPOSE OF THE PLAN

     The purpose of this Combined Incentive and Non-Qualified Stock Option Plan is to advance the interests of INTERNATIONAL YOGURT COMPANY, an Oregon business corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to key employees and directors by giving them an opportunity to participate in the ownership of the Company.


                                   ARTICLE II

                                   DEFINITIONS

     As used herein, the following definitions will apply:

     (a)  "Board of Directors" means the Board of Directors of the Company.

     (b) "Committee" means the Committee appointed as specified in Article V of this Plan, or the Board of Directors if no such Committee has been appointed.

     (c)  "Common Stock" means the Common Stock of the Company.

     (d) "Company" means International Yogurt Company, an Oregon business corporation.

     (e)  "Employee" means any person employed by the Company or a subsidiary.

     (f) "Option" means an option to purchase Shares of Common Stock of the Company granted under this Plan pursuant to a written option agreement.

     (g) "Optionee" means any individual who is granted an Option under this Plan.

     (h) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (i) "Plan" means this 1994 Combined Incentive and Non-Qualified Stock Option Plan of International Yogurt Company.

     (j)  "Share" means a share of the Common Stock.

     (k) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE III

                            STOCK SUBJECT TO THE PLAN

     Except as provided in Section 9.1, the total number of Shares of Common Stock covered by all Options granted under this Plan will not exceed 200,000 Shares, which Shares may be in whole or in part, as the Board may from time to time determine, authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company will at all times reserve for issuance the number of Shares which may be issued upon the exercise of Options granted or which may be granted under this Plan. If an Option expires or terminates for any reason without having been exercised in full, unless this Plan itself has been terminated, the unpurchased Shares covered thereby will be added to the Shares otherwise available for Options which may be granted in accordance with the terms of this Plan. If an Option is exercised in part or in full, the number of Shares covered by this Plan and reserved for issuance under this Plan will automatically be reduced by the number of Shares purchased pursuant to the exercise of such Option.


                                   ARTICLE IV

                              DURATION OF THE PLAN

     This Plan will be effective as of the date on which it is approved by both the Board of Directors, subject to approval by the shareholders of the Company as provided in Article XIII of this Plan. This Plan will continue in effect until Options have been exercised with respect to all of the Shares reserved for this Plan (subject to any adjustments under Section 9.1 of this Plan), provided, however, that unless sooner terminated by action of the Board of Directors, this Plan will terminate, and no Option may be granted hereunder ten years from the effective date of this Plan. The Board of Directors will have the right to suspend or terminate this Plan at any time except with respect to any Options then outstanding under this Plan.


                                    ARTICLE V

                           ADMINISTRATION OF THE PLAN

     The Plan will be administered by the Committee appointed by the Board of Directors and consisting of not less than two directors. The Board of Directors may at any time assume the responsibilities of and act as the Committee if the Board of Directors so elects. The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman and will hold its meetings at such times and places as it may deem advisable. A majority of the members of the Committee will constitute a quorum. All actions of the Committee will be taken by a majority of its members. Any action may be taken by a written instrument signed by all Committee members, and all actions so taken will be fully as effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held.

     Subject to the provisions of this Plan and any additional terms or conditions imposed by the Board, the Committee will administer the Plan and the Options granted thereunder and will have the authority, in its discretion, to determine and designate from time to time the persons to whom Options will be granted, the number of Shares to be covered by each Option, the Option exercise price, the duration of each such Option, and other terms and conditions of each Option which need not be identical. Subject to the provisions contained in this Plan, the Committee may from time to time adopt rules and regulations relating to the administration of the Plan. The interpretation and construction by the Committee of the provisions of the Plan or any option agreement will be final and conclusive, subject to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any option agreement in the manner and to the extent it deems appropriate.

     No director who within the past twelve months has been granted a stock option under this Plan or any other plan of the Company or any of its affiliates (except for participation in a "formula plan" within the meaning of the rules and regulations as such may be adopted from time to time by the Securities and Exchange Commission in connection with Section 16 of the Securities Exchange Act of 1934) will be eligible to serve on the Committee.


                                   ARTICLE VI

                                   ELIGIBILITY

     Options may be granted to key Employees (including Employees who are directors) and directors of the Company or its Subsidiaries who, in the judgment of the Committee, have performed or will perform services of special importance to the Company in the management, operation and development of its business or the business of one or more of its Subsidiaries. Options may also be granted under this Plan to any other person who provides services or other value to the Company. Notwithstanding the foregoing, if the Company has a non-discretionary stock option plan in effect for its directors who are not Employees of the Company or any of its Subsidiaries, any director who is not an Employee of the Company or any of its Subsidiaries will not be eligible to receive Options under this Plan if that director is a member of the Committee.

                                   ARTICLE VII

                           OPTION TERMS AND CONDITIONS

     Options granted under this Plan will be evidenced by written option agreements the form of which will have been approved from time to time by the Committee. The option agreements must be consistent with this Plan and will include in substance the following terms and conditions as appropriate:

          7.1 Each Option will specify as to whether the Option is intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, ("Incentive Stock Options"); provided that Incentive Stock Options will only be granted to Employees. All Options not specifically designated as Incentive Stock Options will be presumed to have been intended to not qualify as such ("Non-Qualified Stock Options").

          7.2 Each Option will specify the number of Shares to which it pertains.

          7.3 Each Option will specify the purchase price of the Shares covered by the Option as determined by the Committee in its sole discretion ("Exercise Price"); provided that no Incentive Stock Option will have an Exercise Price less than 100 percent of the fair market value of a Share at the time the Option is granted and provided further that no Incentive Stock Option will have an Exercise Price less than 110 percent of the fair market value of a Share at the time the Option is granted if such Incentive Stock Option is granted to a person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

          7.4 Each Option will specify the term or duration of the Option which will not exceed five years from the date of the grant of such Option. Partial exercise will be permitted from time to time.

          7.5 No Option may be transferred by the Optionee other than by will or the laws of descent and distribution. Options may be exercised only by the Optionee except as provided in Section 7.8.

          7.6 Each Option will provide that in the event that an Optionee who is an Employee ceases to be an Employee for any reason other than the death or disability of the Optionee, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment will terminate unless exercised within a period of three months from the date on which the Optionee ceased to be an Employee, provided that this provision will not extend the time within which the Option may be exercised beyond the limits described in
Section 7.4 of this Plan.

          7.7 Each Option will provide that in the event that an Optionee who is an Employee ceases to be an Employee by reason of the Optionee becoming disabled, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment will terminate unless exercised within a period of one year from the date on which the Optionee ceased to be an Employee, provided that this provision will not extend the time within which the Option may be exercised beyond the limits described in Section 7.4 of this Plan. Disability will be determined in accordance with Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

          7.8 Each Option will provide that, in the event an Optionee dies while an Employee, the Option may be exercised, to the extent not previously exercised and subject to any vesting provisions, at any time within one year after the Optionee's death by the estate of the Optionee or by any person or persons who may acquire the Option directly from the Optionee by bequest or inheritance, provided that this provision will not extend the time within which the Option may be exercised beyond the limits described in Section 7.4 of the Plan.

          7.9 To the extent that the aggregate fair market values (determined at the time of grant) of Shares with respect to which an Option designated as an Incentive Stock Option is exercisable for the first time by the Optionee during any calendar year under this Plan and under all other incentive stock option plans (within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended) of the Company or any Parent or Subsidiary exceeds $100,000 plus any unused limit carryover available in such year, such Options will be treated as Non-Qualified Stock Options notwithstanding any designation to the contrary.

          7.10 Each Option will specify that the Option may not be exercised prior to the later of six months from the date that this Plan is approved by the shareholders of the Company or six months from the date such Option is granted and thereafter may be exercised from time to time over the period stated therein in such amounts and at such times as may be prescribed by the Committee in its discretion, but in all such cases if the Optionee does not exercise in any year the full number of Shares to which the Optionee is entitled, the Optionee's rights will be cumulative and the Optionee may acquire those Shares in any subsequent year during the term of the Option.

          7.11 Each Option will specify that the Optionee, by accepting the Option, agrees that whenever the Company undertakes a firmly underwritten public offering of its securities and if requested by the managing underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.


                                  ARTICLE VIII

                     EXERCISE OF OPTIONS TO PURCHASE SHARES

          8.1 Shares may be purchased or acquired pursuant to an Option granted under this Plan only upon receipt by the Company of written notice signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company at the principal business office of the Company. Such notice will state the number of Shares being purchased, specify the method of payment of the exercise price for the Shares being purchased, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, contain a representation that it is the Optionee's then present intention to acquire the Shares issuable upon exercise of the Option for investment and not with a view to, or in connection with, any distribution thereof.

          8.2 On or before the completion of the purchase of Shares pursuant to the exercise of an Option, the Optionee must have paid the Company the full purchase price of said Shares by check or, if allowed by either the terms of the Option or by actions of the Committee at the time of such exercise, by surrender of other previously acquired securities of the Company. If the exercise price is being paid in whole or in part by the delivery of Common Stock or other securities of the Company, the notice must be accompanied by delivery of the certificates or instruments representing such other securities duly endorsed for transfer. Any Common Stock or other securities of the Company will be valued at the publicly reported price for the last sale on the last business day preceding the day the Company receives such notice, or, if there are no publicly reported prices of such other Common Stock or securities of the Company, at the fair market value of such other Common Stock or securities of the Company, as determined in good faith by the Board of Directors.

          8.3 No Shares will be issued until full payment therefor has been made, and an exercising Optionee will have none of the rights of a shareholder of the Company as to dividends, voting or otherwise, as to such Shares until a certificate representing the Shares so acquired is issued to such exercising Optionee. Each Optionee who has exercised an Option must, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements and, if the Optionee fails to do so, the Company may withhold such amounts from other amounts owed by the Company to the Optionee.

          8.4 No Shares will be issued with respect to the exercise of any Option unless the exercise and the issuance of the Shares will comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will not be liable to any Optionee or any other person for failure to issue Shares upon the exercise of an Option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed by the Company's counsel to be necessary. The Board may require any action or agreement by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company will not be obliged to register Options granted or Shares purchased under the Plan under any federal or state securities laws.


                                   ARTICLE IX

                          CHANGES IN CAPITAL STRUCTURE

          9.1 Except as provided in Section 9.2, the outstanding Shares are hereafter increased, decreased, changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of Shares, or dividend payable in Shares, the Committee will make such adjustment in the number and kind of Shares or other securities covered by the Options which may be granted under this Plan as it deems appropriate. In addition, the Committee will at such time make such adjustment in the number and kind of Shares or other securities covered by outstanding Options, as well as an adjustment in the exercise price under each such Option as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

          9.2 In the event of any dissolution or liquidation of the Company, or any merger or consolidation with one or more corporations in which the Company is not the surviving entity, in lieu of any continuing rights under an Option, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee will have the right to exercise an Option in whole or in part without any limitations on exercisability.


                                    ARTICLE X

                                AMENDMENT OF PLAN

     The Board of Directors may, at any time and from time to time, modify or amend this Plan as it deems advisable to qualify Incentive Stock Options granted under this Plan as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or to conform with any other changes in the law while this Plan is in effect or for any other reason, provided, however, that except as provided in Section 9.1 hereof, no change in an Option already granted to an Optionee will be made without the written consent of such Optionee, and provided further, that unless also approved by the unanimous written consent of the shareholders of the Company, or by a vote of shareholders owning not less than a majority of all shares entitled to vote and represented at an annual meeting or a special meeting called for the purpose of such approval, no amendment or change (a) increasing the total number of Shares which may be purchased under this Plan; (b) changing the minimum purchase price herein before specified for Options; (c) increasing the maximum Option period; (d) materially increasing the benefits to participants under this Plan; or (e) materially modifying the requirements for eligibility for participation in this Plan will be effective.


                                   ARTICLE XI

                                EMPLOYMENT RIGHTS

     Nothing in this Plan nor in any Option or right granted pursuant hereto will confer upon any Optionee any right to be continued in the employment of the Company or any Subsidiary of the Company, or to limit or affect in any way the right of the Company, in its sole discretion, (a) to terminate such Optionee's employment at any time, with or without cause, (b) to change the duties of any Optionee, or (c) to increase or decrease any Optionee's compensation from the rate in existence at the time an Option is granted.

                                   ARTICLE XII

                            ISSUE AND TRANSFER TAXES

     The Board of Directors may from time to time require the Company to pay issuance or transfer taxes on Shares issued pursuant to the exercise of an Option under this Plan.


                                  ARTICLE XIII

                       CONDITIONS TO EFFECTIVENESS OF PLAN

     This Plan has been approved and adopted by the Board of Directors of the Company. However, the effectiveness of any Options granted under this Plan will be contingent upon approval of this Plan by a majority of the Company's outstanding shares entitled to vote and represented at an annual meeting or at a special meeting called for the purpose of approving this Plan.




     Approved by the Board of Directors of the Company at a Special Meeting held on January 4, 1994.


     DATED as of and approved by the shareholders of the Company: _________, 19.